     As filed with the Securities and Exchange Commission on July 5, 1996
                                                      Registration No. 333-04301

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      COLONIAL REALTY LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             63-1098468

(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                2101 Sixth Ave.
                                   Suite 750
                           Birmingham, Alabama  35202
                                 (205) 250-8700

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                Thomas H. Lowder
                                2101 Sixth Ave.
                                   Suite 750
                           Birmingham, Alabama  35202
                                 (205) 250-8700

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                          -----------------------------
                                   Copies to:
                             J. Warren Gorrell, Jr.
                                  Alan L. Dye
                             Hogan & Hartson L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14.  Other Expenses of Issuance and Distribution

            The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the Debt Securities being registered.

            Registration Fee..........................  $ 87,000
            Fees of Rating Agencies...................   100,000
            Printing and Duplicating Expenses.........   150,000
            Legal Fees and Expenses...................   250,000
            Accounting Fees and Expenses..............    15,000
            Blue Sky Fees and expenses................    20,000
            Fees of Trustee (including counsel fees)..     5,000
            Miscellaneous.............................    33,000
                                                        --------
            Total.....................................  $660,000
                                                        ========

  Item 15.  Indemnification of Directors and Officers


            Under Sections 10-2B-8.50 to 10-2B-8.58, inclusive, of the Code of Alabama, 1975 (the "Alabama Corporate Code"), a corporation formed in Alabama is permitted to eliminate the liability of directors and officers to the corporation for money damages except a corporation may not indemnify a director or officer where (a) in connection with a proceeding by or in the right of the corporation, the director or officer was adjudged liable to the corporation, or (2) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. CPHC's Articles of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the maximum extent permitted by the Alabama Corporate Code.

            In accordance with the Alabama Corporate Code, CPHC's Articles of Incorporation and Bylaws require indemnification of any director and officer, whether serving CPHC or at its request any other entity, (a) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) who is made a party to a proceeding by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding if
  (i) he conducted himself in good faith, (ii) he reasonably believed (A) in the case of conduct in his official capacity with CPHC, that the conduct was in CPHC's best interest and (B) in all other cases, that the conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, that the indemnification provided for in clause (b) will not be available if it is established that (1) in connection with a proceeding by or in the right of CPHC, he was adjudged liable to CPHC, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, he was adjudged liable on the basis that personal benefit was improperly received by him, and
  (c) against any claim or liability to which he may become subject by reason of such status.

            In addition, in accordance with the Alabama Corporate Code, CPHC's Articles of Incorporation and Bylaws require CPHC to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer made a party to a proceeding by reason of such status; provided, that in the case of a director or officer, (i) CPHC shall have received a written affirmation by the director or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by CPHC as described in

  Section 8.51 of the Alabama Corporate Code, (ii) CPHC shall have received a written undertaking by or on his behalf to repay the amount paid or reimbursed by CPHC if it shall ultimately be determined that the applicable standard of conduct was not met and (iii) a determination shall have been made, in accordance with Section 8.55 of the Alabama Corporate Code, that the facts then known to those making the determination would not preclude indemnification under the provisions of the Articles of Incorporation or Bylaws. CPHC may, with the approval of the directors, provide such indemnification and payment or reimbursement of expenses to any employee or agent of CPHC.

            Colonial has entered into indemnification agreements with each of its trustees and certain of its executive officers. Under these agreements, Colonial has agreed to indemnify its trustees and certain of its executive officers to the maximum extent permitted by the Alabama Corporate Code. Colonial also is obligated to pay expenses incurred by an indemnified trustee or director in establishing a right to indemnification under the respective indemnification agreement. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Articles of Incorporation and the Bylaws, the agreements provide greater assurance to trustees and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Board of Trustees or by the stockholders to alter, limit or eliminate the rights they provide to the trustees and executive officers.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors and officers of CPHC pursuant to the foregoing provisions or otherwise, CPHC has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

  Item 16.  Exhibits

  Exhibit Number            Exhibit
  --------------            -------
  4     *                   Form of Indenture
  5     *                   Opinion of Hogan & Hartson L.L.P.
                             regarding the legality of the Debt
                             Securities being registered
  12    *                   Calculation of Ratio of Earnings to fixed
                             charges
  23.1                      Consent of Coopers & Lybrand L.L.P.
  23.2  *                   Consent of Hogan & Hartson L.L.P.
                             (included as part of Exhibit 5)
  23.3                      Consent of Margolin, Winer & Evens LLP
  24    *                   Power of Attorney
  25    *                   Statement of Eligibility of Trustee on Form T-1

  _______

  *  Previously filed.


  ITEM 17.  Undertakings

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)3 of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Debt Securities offered herein, and the offering of such Debt Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Debt Securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Debt Securities offered herein, and the offering of such Debt Securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned Registrant hereby undertakes that and insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the Debt Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
  Section 305(b)(2) of the Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on July 5, 1996.


                                     COLONIAL REALTY LIMITED PARTNERSHIP
                                     By: Colonial Properties Holding
                                         Company, Inc.,
                                         its general partner


                                        By: /s/ Thomas H. Lowder
                                            ------------------------
                                            Thomas H. Lowder
                                            President, Chief Executive Officer,
                                            and Chairman of the Board



            Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below as of July 5, 1996:

        SIGNATURE                               TITLE
        ---------                               -----
  /s/ Thomas H. Lowder                    President, Chief Executive Officer
  --------------------------              and Chairman of the Board
  Thomas H. Lowder



  /s/ Douglas B. Nunnelley                Senior Vice President and
  --------------------------
  Douglas B. Nunnelley                    Chief Financial Officer
                                          (Principal Financial Officer)



           *                              Vice President and Controller
  --------------------------
  Kenneth E. Howell                       (Principal Accounting Officer)



           *                              Director
  --------------------------
  James K. Lowder



           *                              Director
  --------------------------
  Carl F. Bailey

            *                             Director
  ------------------------
  M. Miller Gorrie



            *                             Director
  ------------------------
  Donald T. Senterfitt



            *                             Director
  ------------------------
  Claude B. Nielsen



            *                             Director
  ------------------------
  Harold W. Ripps



            *                             Director
  -----------------------
  Herbert A. Meisler

  * Thomas H. Lowder by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.



  /s/ Thomas H. Lowder
  -----------------------
  Thomas H. Lowder
  Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit                                                               Page
Number      Exhibit                                                  Number
- ------      -------                                                  ------
4     *     Form of Indenture..............................................
5     *     Opinion of Hogan & Hartson L.L.P
             regarding the legality of the Debt
             Securities being registered...................................
12    *     Calculation of Ratio of Earnings to
             fixed charges.................................................
23.1        Consent of Coopers & Lybrand L.L.P.............................
23.2  *     Consent of Hogan & Hartson L.L.P
             (included as part of Exhibit 5)...............................
23.3        Consent of Margolin, Winer & Evens LLP ........................
24    *     Power of Attorney..............................................
25    *     Statement of Eligibility of Trustee on Form T-1 ...............

________________

*    Previously filed.